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                                                                   EXHIBIT 23



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-60753 and 33-49805) of Rochester Gas and Electric Corporation of our report dated January 17, 1997 appearing in Item 8A of the Rochester Gas and Electric Corporation Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Rochester, New York
February 13, 1997